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   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 15, 1998
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                            SCHEDULE 14A INFORMATION
                                 (RULE 14a-101)

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                        Starwood Hotels & Resorts Trust
                   Starwood  Hotels & Resorts Worldwide, Inc.
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

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                                RECORDED MESSAGE
                      FOR STOCKHOLDERS OF ITT CORPORATION
                         FOR EXCHANGE RATE INFORMATION



Welcome to the special toll-free line established by Starwood Lodging for information regarding the exchange ratio to be used in the merger of ITT Corporation and Starwood Lodging.

The closing price of Starwood Lodging's Paired Shares on __________, 1998 was _____. If the exchange ratio were to be estimated as of __________, 1998, each share of Common Stock of ITT Corporation would be exchanged for approximately _____ Paired Shares of Starwood Lodging, subject to the proration procedures described in the Joint Proxy Statement/Prospectus. Please note that this is not the final exchange ratio to be used in the Merger, but an indication of what an approximate exchange ratio would be, if calculated as of __________, 1998, based upon the average of the daily high and low prices of Starwood's Paired Shares as reported on the New York Stock Exchange Composite Transactions reporting system over the preceding ____ trading days. Please be aware that the actual exchange ratios may vary from the exchange ratio just provided because of fluctuations in the trading price of paired shares during the 30 trading days ended February 4 and the exchange ratio is calculated randomly by selecting 20 days out of the last 30 consecutive trading days.

The final exchange ratio will be determined five New York Stock Exchange trading days prior to the ITT special meeting of stockholders. The final exchange ratio will be available on or after February 5, 1998, on this same recorded line. Please refer to pages 12 and 89 of the Joint Proxy Statement/Prospectus for the method of calculation of the actual Exchange Ratio.

If you have any further questions or would like to speak to a representative of Starwood's Information Agent, please call D.F. King & Co., Inc., toll-free at 1-800-290-6428.